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                                                                         EX-99.1

                                          BANK OF TOKYO-MITSUBISHI TRUST COMPANY
                                          Member FDIC

[BANK OF TOKYO-MITSUBISHI LOGO]           1251 Avenue of the Americas
                                          New York, NY 10020-1104
                                          Phone: 212-762-4000




                                       January 26, 2005

Talbots, Inc.
175 Beal Street
Hingham, MA 02043
Attention: Mr. Edward L. Larsen

Re:  Notice of Intention to Extend Revolving Credit Period

Dear Sir:

     We refer to (a) that certain Revolving Credit Agreement dated as of January 25, 1994 (as amended, supplemented, or otherwise modified from time to time, the "Agreement"), between TALBOTS, INC. (the "Company") and Bank of Tokyo-Mitsubishi Trust Company (f/n/a The Bank of Tokyo Trust Company, the "Bank"), and (b) the Company's letter to the Bank dated as of December 17, 2004, pursuant to which the Company requested that the Bank extend the "Revolving Credit Period" of the Revolving Credit Facility under Section 14(j)(i) of the Agreement. Unless otherwise indicated, all capitalized terms used herein shall have the meaning ascribed to such terms in the Agreement.

     The Bank hereby notifies you that it will extend the Revolving Credit Period of the Revolving Credit Facility for a new term beginning on January 28, 2006 and ending on January 26, 2007, provided that no "Event of Default" shall have occurred or be continuing under Section 11 of the Agreement on January 28, 2006.

                                       Very truly yours,

                                       BANK OF TOKYO-MITSUBISHI TRUST COMPANY



                                       By /s/ Muncya Taniguchi
                                         -------------------------------------
                                       Name:  Muncya Taniguchi
                                       Title: SVP & Department Manager